UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008 (September 29, 2008)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

(441) 279-7450
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

           On September 29, 2008, Syncora Guarantee Inc. (“Syncora Guarantee”), the financial guarantee insurance wholly-owned subsidiary of Syncora Holdings Ltd. (the “Company”), entered into an agreement (the “Agreement”) with J.P. Morgan Securities Inc. (“JPMorgan”) and Weil, Gotshal & Manges LLP (“WGM”) pursuant to which JPMorgan will assist Syncora Guarantee in identifying and analyzing potential strategic alternatives with respect to Syncora Guarantee’s portfolio of credit default swap and financial guarantee contracts (the “Contracts”), including any commutation, termination, amendment or restructuring of exposures pursuant to Section 6.12 of the Master Transaction Agreement, dated July 28, 2008, among the Company, Syncora Guarantee, Syncora Guarantee Re Ltd., XL Capital Ltd., certain affiliates of XL Capital Ltd. and certain financial institutions that are counterparties to credit default swap contracts with Syncora Guarantee.

           JPMorgan will receive fees totaling US$10 million for its financial advisory services under the Agreement based on specified bench marks and may be eligible for an additional discretionary bonus of US$10 million, payable in the sole discretion of Syncora Guarantee, upon consummation of a restructuring with any of certain specified counterparties.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: October 2, 2008	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting CEO and President